Exhibit 10.1

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND APPLICABLE STATE SECURITIES LAWS AND THIS SECURITY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER SUCH LAWS OR AN APPLICABLE EXEMPTION THEREFROM.  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF BAZI INTERNATIONAL, INC. (THE “COMPANY”) AND ITS AGENTS THAT, ABSENT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY PURSUANT TO AN EXEMPTION FROM REGISTRATION AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE AND OTHER SECURITIES LAWS, AS CONFIRMED TO THE COMPANY BY AN OPINION OF COUNSEL TO THE HOLDER IF REQUESTED BY THE COMPANY, SUBJECT AT ALL TIMES TO COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY JURISDICTION.

Senior Convertible Note

$[_______]                                                                                                                  Irvine, California
     October [__], 2012

FOR VALUE RECEIVED, the undersigned, BAZI INTERNATIONAL, INC., a corporation organized under the laws of Nevada (the “Company”), hereby promises to pay to the order of [___________] (the “Payee”), at the address specified for Payee below, or such other place as the Payee may designate to Company in writing from time to time, the principal sum of $[_______] in lawful money of the United States of America on February 15, 2013 (the “Maturity Date”), with interest thereon at the rate of 9% per annum as provided herein.  All interest shall be calculated on the basis of a 365-day year counting the actual days elapsed.

1. Payment Terms

(a) The Company promises to pay interest (“Interest”) on the outstanding principal amount of this Note at the rate of nine percent (9%) per annum.  The principal of this Note and any accrued and unpaid Interest shall be due on the Maturity Date.

(b) The Company shall have the right to prepay this Note at any time, upon five days’ notice to the Payee, subject to the Payee’s election to convert this Note into Common Stock (as defined below) on the terms set forth herein prior to prepayment.

(c) In consideration for making this Note, the Company shall pay to Payee a fee equal to ten percent (10%) of the original principal amount of this Note on the Maturity Date or in accordance with any prepayment of this Note (the “Lender Fee”).

(d) In the event that any date referred to hereunder is a day on which banks in the State of New York are required or authorized to be closed, then the payment that would be due on such day shall instead be due and payable on the next day which is not such a non-banking day, with additional Interest for such delay at the rate then in effect hereunder.

2. Conversion of Notes

3. .  This Note shall be convertible into shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth in this Section 2.

(a) Optional Conversion Right.  Subject to the provisions of Section 2(c), at any time or times during the period beginning on the date hereof and ending on the Maturity Date, the Payee shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and non-assessable shares of Common Stock in accordance with Section 2(c), at the Conversion Rate (as defined below).  The Company shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.  The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 2(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).  “Conversion Amount” means the portion of the unpaid principal, Interest, and Lender Fee to be converted, redeemed or otherwise with respect to which this determination is being made.  “Conversion Price” means, as of any Conversion Date or other date of determination, $.01, subject to adjustment as provided herein.

(c) Mechanics of Conversion.  To convert any Conversion Amount into shares of Common Stock, the Payee (A) shall transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 a.m. on the Maturity Date, or if earlier, within three days of receiving notice of an intent to prepay from the Company, New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company and (B) surrender this Note on the same day on which the Conversion Notice is delivered to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction) (the date on which the Conversion Notice and Note referred to in (A) and (B) are received being the “Conversion Date”).  On or before the second (2nd) business day following the Conversion Date, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Conversion Notice to the Payee and the Company’s transfer agent (the “Transfer Agent”).  On or before the tenth (10th) business day following the date of receipt of a Conversion Notice and this Note (or indemnification undertaking) (the “Share Delivery Date”), the Company shall issue and deliver the number of shares of Common Stock to which the Payee shall be entitled.  If this Note is physically surrendered for conversion (or indemnification undertaking is delivered) and the outstanding principal, Interest, and/or Lender Fee of this Note is greater than the principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than ten (10) business days after receipt of this Note (or indemnification undertaking) and at its own expense, issue and deliver to the Payee (or its designee) (i) a new Note representing the outstanding amount not converted, or (ii) if the Conversion Notice is received within ten (10) days prior to the Maturity Date, pay the remaining balance due on this Note after deducting the Conversion Amount as set forth in the Conversion Notice.

(d) Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, to issue to the Payee within ten (10) business days after the Company’s receipt of a Conversion Notice (whether via facsimile or otherwise) and this Note (or indemnification undertaking), the number of shares of Common Stock to which the Payee is entitled and register such shares of Common Stock on the Company’s share register for such number of shares of Common Stock upon Payee’s conversion of any Conversion Amount (a “Conversion Failure”), then, in addition to all other remedies available to the Payee, the Payee, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to the terms of this Note.

(e) Registration; Book-Entry.  The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”).  The entries in the Register shall be conclusive and binding for all purposes absent manifest error.  The Company and the holders of the Notes shall treat each person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of principal and Interest hereunder, notwithstanding notice to the contrary.  A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register.  Upon its receipt of a request to assign or sell all or part of any Registered Note by a holder and delivery for cancellation and reissuance of the Note, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 7.  The Company shall maintain records showing the amounts converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be).

(f) Pro Rata Conversion; Disputes.  In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date.  In the event of a dispute as to the number of shares of Common Stock issuable to the holder in connection with a conversion of this Note, the Company shall issue to such holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with the provisions of this Note.

(g) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock.  If the Company shall at any time or from time to time effect a subdivision (by any stock split or otherwise) of the outstanding Common Stock into a greater number of shares, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased.  Conversely, if the Company shall at any time or from time to time combine (by reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately before the combination shall be proportionately increased.  Any preceding adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(h) Adjustments for Mergers or Reorganizations, etc.  If at any time there shall occur any reclassification, reorganization, recapitalization, consolidation, sale of all or substantially all of the Company’s assets, property or business, or any merger involving the Company, in each case in which the Common Stock is converted into or exchanged for securities (including warrants or other subscription or purchase rights), cash or other property, or pursuant to which any such securities, cash or other property is to be received by or distributed to the holders of Common Stock of the Company (other than a transaction covered by Sections 2(g)) (each, a “Reorganization Event”), then, following any such Reorganization Event, and without payment by the Payee of any additional consideration thereof, the Payee shall receive upon the exercise hereof the kind and amount of securities, cash or other property which the Payee would have been entitled to receive if, immediately prior to such Reorganization Event, the Payee had held the number of shares of Common Stock subject to this Note, giving application to all adjustments called for during such period under this Note with respect to the rights of the Payee.  The Company shall not effect any Reorganization Event unless, prior to the consummation thereof, the successor or surviving entity (if other than the Company) and, if an entity different from the successor or surviving entity, the entity whose stock, securities, assets or other property the holders of Common Stock are entitled to receive as a result of such Reorganization Event, assumes by written instrument (A) the obligations to deliver to the Payee such shares of stock, securities, assets or other property as, in accordance with the foregoing provisions, the Payee may be entitled to acquire and (B) the due and punctual observance and performance of each and every covenant and condition contained in this Note to be performed and observed by the Company and all the obligations and liabilities hereunder, in order to provide for adjustments of shares of the Common Stock into which this Note is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in Section 2.  The foregoing provisions shall similarly apply to successive Reorganization Events and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Note.  If the per share consideration payable to the holder hereof for shares of Common Stock in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined reasonably and in good faith by the board of directors of the Company.  In all events, appropriate adjustment (as determined reasonably and in good faith by the board of directors of the Company) shall be made in the application of the provisions of this Note with respect to the rights and interests of the Payee after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Note.  Notwithstanding any other provision to the contrary herein, in no event shall any transaction or other event associated with the Merger Agreement (as defined below) be construed to be a Reorganization Event.

(i) Other Adjustments; Deemed Purchase Price.  If at any time or from time to time the Company shall take any action in respect of its Common Stock, other than an action described in Section 2, then, unless such action will not have a materially adverse effect upon the rights of Payee, the Conversion Price shall be adjusted in such manner as may be equitable in the circumstances, such adjustment to be determined by the Company’s board of directors in its sole and absolute discretion.

(j) Adjustment for Reclassification, Exchange and Substitution.  If at any time or from time to time, the Common Stock issuable upon exercise of this Note is changed into the same or a different number of shares of any class or classes of stock, this Note will thereafter represent the right to acquire such number and kind of securities as would have been issuable as a result of exercise of this Note and the Conversion Price therefor shall be appropriately adjusted, such adjustment to be determined by the Company’s board of directors in its sole and absolute discretion, all subject to further adjustment in this Section 2.

(k) Certain Limitations.  The Company will take no action to increase the par value of the Common Stock to an amount in excess of the Conversion Price, including entering into any transaction which, by reason of any adjustment hereunder, would cause the Conversion Price to be less than the par value per share of Common Stock, and the Company will not enter into any agreements inconsistent with the rights of the Payee hereunder.  The Payee’s right to effect a conversion hereunder, shall at all times and in all ways be subject to the (i) holders of Common Stock and Series A Convertible Preferred Stock, par value $.001 (the “Preferred Stock”), voting on an as-converted basis, approving an increase in the authorized shares of Common Stock, in accordance with that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 7, 2012, between the Company and certain other parties, including True Drinks, Inc., a Delaware corporation, and (ii) the subsequent automatic conversion of the Preferred Stock (the “Preferred Conversion”) such that sufficient shares of Common Stock are authorized to carry out any conversion of the Note hereunder and the other Registered Notes.

(l) Other Provisions Applicable to Adjustments.  The following provisions shall be applicable to the making of adjustments of the Conversion Price provided for in Section 2:

(i) When Adjustments to Be Made.  The adjustments required by Section 2 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 2(g)) up to, but not beyond, the date of conversion if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock into which this Note is convertible immediately prior to the making of such adjustment.  Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 2 and not previously made, would result in a minimum adjustment or on the date of exercise, whichever is earlier.

(ii) Fractional Interests.  In computing adjustments under this Section 2, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

(m) Additional Common Stock.  As additional consideration for making this Note, subject to the prior occurrence of the Preferred Conversion, the Company shall issue to the Payee [_____] shares of Common Stock, subject to adjustment consistent with Section 2(g), within ten (10) business days of the earlier of the following occurrences:  (i) the Maturity Date or (ii) the date on which the Company receives a Conversion Notice and other documents referred to herein such that the Company no longer owes any amounts of principal, Interest, or Lender Fees hereunder.

3. Security.  This Note shall be unsecured.

4. Default.  It shall be an event of default (“Event of Default”), and the entire unpaid principal of this Note, together with accrued Interest and any Lender Fees, shall become immediately due and payable, at the election of Payee, upon the occurrence of any of the following events:

(a) any failure on the part of the Company to make any payment under this Note when due, and such failure continues for fifteen (15) days after receipt of written notice of such failure from the Payee;

(b) the Company’s commencement (or taking any action for the purpose of commencing) of any proceeding under any bankruptcy, or for the reorganization of any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, or for the readjustment of any of the debts of any of the foregoing parties, under the Federal Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or Federal, for the relief of debtors, now or hereafter existing, by any of the foregoing parties, or against any of the foregoing parties, which shall not be discharged within forty-five (45) days of their commencement;

(c) a proceeding shall be commenced against the Company under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute and relief is ordered against such party, or the proceeding is controverted but is not dismissed within sixty (60) days after the commencement thereof;

(d) the appointment of a receiver, trustee or custodian for all or substantially all of the assets of the Company, which appointment remains in place for at least one hundred twenty (120) days, the dissolution or liquidation of the Company; or

(e) the admission by the Company of its inability to pay its debts as they mature, or an assignment for the benefit of the creditors of the Company.

5. Waiver

(a) The Company and every endorser or guarantor, if any, of this Note regardless of time, order, or place of signing, waive demand, presentment, protest, notice of protest, notice of dishonor with respect to this Note and notices of every kind and assent to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions and to any additions or releases of any other parties or persons primarily or secondarily liable with respect to this Note.

(b) The parties hereto agree that a waiver of rights under this Note shall not be deemed to be made by a party hereto unless such waiver shall be in writing, duly signed by the applicable party, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of the parties hereto in any other respect at any other time.

6. GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.  THE COMPANY AND THE PAYEE HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF ALL STATE DISTRICT COURTS OF ORANGE COUNTY SITTING IN THE STATE OF CALIFORNIA IN CONNECTION WITH ANY ACTION OR PROCEEDING UNDER OR IN RESPECT OF THIS NOTE, AND WAIVE TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

7. Assignment of Note.  The Company may not assign or transfer this Note or any of its obligations under this Note in any manner whatsoever without the prior written consent of Payee.  The Note may be assigned at any time by the Payee.

8. Miscellaneous

(a) This Note may be altered only by prior written agreement signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.  This Note may not be modified by an oral agreement, even if supported by new consideration.

(b) Subject to Section 7, the covenants, terms, and conditions contained in this Note apply to and bind the heirs, successors, executors, administrators and assigns of the parties.

(c) The Payee, by acceptance of this Note, acknowledges that this Note and any shares of Common Stock which may be issued pursuant to any conversion hereunder have not been registered under the Securities Act of 1933 (the “Securities Act”) or applicable state securities laws.  The Payee, by acceptance of this Note and any shares of Common Stock, represents that it is fully informed as to the applicable limitations upon any distribution or resale of these securities under the Securities Act or any applicable state securities laws and agrees not to distribute or resell such securities if such distribution or resale would constitute a violation of the Securities Act or any applicable state securities laws or would cause the issuance by the Company of the Common Stock to be in violation of the Securities Act or any applicable state securities laws.  Any exercise hereof by the Payee shall constitute a representation by the Payee that the Payee is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act, as amended by the Dodd-Frank Act and related interpretations of the Securities and Exchange Commission, and that the Common Stock is not being acquired with the view to, or for resale in connection with, any distribution or public offering thereof in violation of the Securities Act or applicable state securities laws.

(d) The term “Payee” shall include the initial party to whom payment is designated to be made and, in the event of an assignment of this Note, the successor assignee or assignees, and, as to each successive additional assignment, such successor assignee or assignees.

(e) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States of America) or by FedEx, Express Mail, or similar internationally recognized overnight delivery or courier service, or delivered in person or by facsimile, or similar telecommunications equipment, against receipt therefore at the address of such party set forth in this Section 8(e) (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 8(e)).

Payee:                    [________________]
[________________]
[________________]
[________________]

Company:              Bazi International, Inc.
18552 MacArthur Boulevard, Suite 325
Irvine, California 92612
Telephone: (949) 203-3500
Attention: Dan Kerker, CFO

Such addresses may be changed by notice given as provided in this subsection.  Notices shall be effective upon the date of receipt; provided, however, that a notice (other than a notice of a changed address) sent by certified or registered U.S. mail, with postage prepaid, shall be presumed received not later than three (3) business days following the date of sending.

(f) All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to the Payee for the use of the money advanced or to be advanced hereunder exceed the maximum rate of interest allowed to be charged under applicable law (the “Maximum Legal Rate”).  If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Legal Rate, then the obligation to pay interest or other amounts hereunder shall be reduced to the Maximum Legal Rate; and if from any circumstance whatsoever, the Payee shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Legal Rate, such amount as would be excessive interest shall be applied to any other indebtedness of the Company to the Payee.  This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between the Company and the Payee with respect to the indebtedness evidenced hereby.

(g) The Company represents and warrants that the issuance of this Note has been duly authorized by all necessary corporate action and the execution, delivery and repayment of this Note does not and will not violate any agreement to which it is a party.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Note as of the date first set forth above.

BORROWER:

BAZI INTERNATIONAL, INC.

By:
Dan Kerker
CFO

ACKNOWLEDGED:

Exhibit A

Notice of Conversion

BAZI INTERNATIONAL, INC.

CONVERSION NOTICE

Reference is made to the Senior Convertible Note (the “Note”) issued to the undersigned by Bazi International, Inc. (the “Company”).  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs ____________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________, from the Company and acknowledged and agreed to by _________________________.

BAZI INTERNATIONAL, INC.

By:  ______________________________
        Name:
        Title: